SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   December 28, 2006

Commission File Number 000- 51158

TRUEYOU.COM, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
13-4024017
(IRS Employer Identification No.)

Building No. 501, Fifth Floor, 7 Corporate Park, Norwalk, CT 06851
(Address of principal executive offices)

Registrant’s telephone number including area code: (203) 295-2121

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02.	Departure of Directors or Principal Officers; Election ofDirectors; Appointment of Principal Officers.

        Effective December 28, 2006, Messrs. Philippe Franchet and Daniel Piette resigned from their positions as members of the board of directors of TrueYou.Com Inc. (the “Registrant”).

        On December 29, 2006, the board of directors of the Registrant elected Messrs. James F. O’Crowley, Alastair John Clemow and Alan Panzer to serve as members of the Registrant’s board of directors. Mr. O’Crowley was elected by the board of directors as the Registrant’s President.

        James F. “Pat” O’Crowley, 53, will serve as the Registrant’s President and as a member of its board of directors. From April 2002 to December 2006, Mr. O’Crowley organized and led an equity-backed team seeking to acquire technology-oriented divisions from Motorola and also was a consultant to select companies. From March 2001 to February 2002 Mr. O’Crowley served as President, Chief Executive officer and Director of Standard Automotive Corporation, an AMEX listed company. Mr. O’Crowley received an MBA degree from Harvard Business School in 1978 and a BS degree in accounting and administration from the University of Kansas in 1976.

        The Registrant and Mr. O’Crowley have discussed financial arrangements for his service as President as follows: Mr. O’Crowley would receive a base salary of $375,000 a year and options to purchase 4,000,000 shares of the Common Stock of the Registrant at fair market value under the Registrant’s 2006 option plan and transition expenses in connection with his relocation to Norwalk, Connecticut. The foregoing proposed compensation arrangement has not yet been approved by the Board of Directors of the Registrant.

        Alan Panzer, 46, will serve as a member of the Registrant’s board of directors. Since August 2000 Mr. Panzer has been serving as the President of United States Surgical Corporation and from April 2003 to October 2006, he served as the President of Valleylab, both units of Tyco Healthcare. Mr. Panzer received a BS degree from St. John’s University in 1984.

        Alastair John Clemow, 55, will serve as a member of the Registrant’s board of directors. Since July 2004, he has been serving as President and Chief Executive officer of Nexgen Spine Inc., a medical device company. From October 2002 to March 2004 he served as President and Chief Executive Officer of Gelifex Inc., a medical device company. Since July, 2000, Mr. Clemow has also been serving as a principal of Tanton Technologies. Dr. Clemow served in numerous positions with Johnson & Johnson from 1981 to 2000, including Vice President of Worldwide Business Development for Ethicon Endo-Surgery Inc., Vice President of New Business Development for Johnson & Johnson Professional Inc., and Director of Research and Development of Johnson & Johnson Orthopedics. Mr. Clemow received an MBA degree from Columbia University in 1991 and a PhD degree in Metallurgy from the University of Surrey, Guildford in 1978.

SIGNATURES

        Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 4, 2007

TRUEYOU.COM INC. By: /s/ Matthew Burris Name: Matthew Burris Title: Chief Financial Officer and Chief Operating Officer